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                                                                Exhibit 99.1

[Cenveo logo]

                                                                NEWS RELEASE

               CENVEO CORPORATION, SUBSIDIARY OF CENVEO, INC.,
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               COMMENCES TENDER OFFER AND CONSENT SOLICITATION
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                    FOR ITS 9-5/8% SENIOR NOTES DUE 2012
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           Company to re-finance capital structure to position for
                         future growth opportunities

       Potential re-financing to deliver significant interest savings

STAMFORD, CT - (MAY 18, 2006) - Cenveo, Inc. (NYSE: CVO, "Cenveo") announced today that its wholly owned subsidiary, Cenveo Corporation, a Delaware corporation (the "Company"), has commenced a cash tender offer for any and all of the Company's outstanding $350,000,000 aggregate principal amount of 9-5/8% Senior Notes due 2012 (CUSIP No. 56032EAD5) (the "Notes").

The total consideration per $1,000 principal amount of Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on June 1, 2006 unless extended (the "Consent Payment Deadline") will be calculated based on the present value on the initial payment date of the sum of $1,048.13 (the redemption price for the Notes on March 15, 2007, which is the earliest redemption date for the Notes) plus interest payments through March 15, 2007, determined using a discount factor equal to the yield on the Price Determination Date (as defined below) of the 3-3/8% U.S. Treasury Note due February 28, 2007 plus a fixed spread of 50 basis points. The Company expects that the Price Determination Date will be 2:00 p.m., New York City time, on June 9, 2006 (unless the Company extends the tender offer prior to the Price Determination Date, in which case such date will be the tenth business day prior to expiration of the tender offer). Holders


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who validly tender their Notes by the Consent Payment Deadline will receive payment on or about the initial payment date, which is expected to be on or about June 16, 2006.

In connection with the tender offer, the Company is soliciting consents to proposed amendments to the indenture governing the Notes, which would eliminate substantially all of the restrictive covenants and certain events of default in the indenture. The Company is offering to make a consent payment (which is included in the total consideration described above) of $30.00 per $1,000 principal amount of Notes to holders who validly tender their Notes and deliver their consents on or prior to the Consent Payment Deadline. Holders may not tender their Notes without delivering consents, and may not deliver consents without tendering their Notes.

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on June 22, 2006, unless extended or earlier terminated. However, no consent payments will be made in respect of Notes tendered after the Consent Payment Deadline. Holders who tender their Notes after the Consent Payment Deadline but on or prior to the expiration date will receive the total consideration referred to above per $1,000 principal amount of Notes validly tendered and not withdrawn, less $30.00 per $1,000 principal amount. Tendered Notes may not be withdrawn and consents may not be revoked after the date on which the Company and the trustee for the Notes execute a supplemental indenture (the "Supplemental Indenture") to effect the proposed amendments to the indenture governing the Notes, which is expected to be 5:00 p.m., New York City time, on June 1, 2006.

The tender offer and consent solicitation are subject to the satisfaction of certain conditions, including the receipt of debt financing that, together with balance sheet and/or otherwise available cash, if necessary, is sufficient to fund the tender offer and consent solicitation on terms satisfactory to the Company in its sole discretion and the receipt of tenders from holders of a majority in principal amount of the outstanding Notes, and satisfaction of customary conditions.

The complete terms and conditions of the tender offer and consent solicitation are described in the Offer to Purchase and Consent Solicitation Statement of the Company dated May 18, 2006, copies of which may be obtained by contacting D.F. King and Co.,


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Inc., the information agent for the offer, at (212) 269-5550 (collect) or
(888) 542-7446 (U.S. toll-free). Banc of America Securities LLC and Wachovia Securities are the dealer managers and solicitation agents for the tender offer and consent solicitation. Additional information concerning the tender offer and consent solicitation may be obtained by contacting Banc of America Securities LLC, High Yield Special Products, at (704) 388-4813 (collect) or
(888) 292-0070 (U.S. toll-free) or Wachovia Securities, Liability Management Group, at (704) 715-8341 (collect) or (866) 309-6316 (US toll-free).

This press release does not constitute an offer to sell or a solicitation of an offer to buy any Notes or other securities, nor shall there be any sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is also not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any Notes or other securities. The tender offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated May 18, 2006.

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CENVEO IS ONE OF NORTH AMERICA'S LEADING PROVIDERS OF PRINT AND VISUAL
COMMUNICATIONS, WITH ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. THE COMPANY'S BROAD PORTFOLIO OF SERVICES AND PRODUCTS INCLUDE COMMERCIAL PRINTING, ENVELOPES, LABELS, PACKAGING AND BUSINESS DOCUMENTS DELIVERED THROUGH A NETWORK OF PRODUCTION, FULFILLMENT AND DISTRIBUTION FACILITIES THROUGHOUT NORTH AMERICA.

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Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) uncertainties regarding future growth and the ability to realize interest cost savings through the proposed debt tender or otherwise; (2) substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (3) indebtedness imposing significant restrictions on our business; (4)

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additional indebtedness exacerbating the above factors; (5) debt instruments providing cross defaults causing all debt to become due and payable as a result of a default under an unrelated debt instrument; (6) our history of losses and uncertain return to consistent profitability; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services; (9) increases in paper costs and decreases in its availability; (10) availability of alternative delivery media; (11) intense competition; (12) supply, availability, and costs of raw materials and components; (13) fires or explosions at any of the Company's facilities; (14) environmental rules and regulations, non-compliance with which may expose the Company to adverse consequences; (15) acquisitions that might be unsuccessful; (16) contract pricing and timing of awards; (17) changing economic and political conditions in the U.S. and in other countries; (18) dependence on key management personnel; (19) customer product acceptance; (20) continued access to technical and capital resources; (21) availability of insurance coverage at acceptable terms; (22) changes in accounting or tax rules or pronouncements; (23) actual pension asset returns and assumptions regarding future returns, discount rates, and service costs; (24) changes in cost estimates related to restructuring or relocation of facilities; (25) the timing and extent of changes in interest rates; (26) access to capital markets and the costs thereof; (27) legal proceedings; and (28) other economic, political, and technological risks and uncertainties.

This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company's business. Additional information regarding these and other factors may be contained in the Parent's filings with the SEC. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond the Company's control.

These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in Cenveo's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and Cenveo's other SEC filings. A copy of the Annual Report is available at http://www.cenveo.com.

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Inquiries from analysts and investors should be directed to Robert G.
Burton, Jr. at (203) 595-3005.

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